Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-14381 of The Procter & Gamble Company on Form S-8 of our report dated December 20, 2004, appearing in this Annual Report on Form 11-K of The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company for the year ended June 30, 2004.

/S/DELOITTE & TOUCHE LLP

Cincinnati, Ohio

December 20, 2004